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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


The Board of Directors
Banknorth Group, Inc.:

We consent to incorporation by reference in the following registration statements of Banknorth Group, Inc.:

        No. 33-38040 on Form S-8,
        No. 33-53292 on Form S-8,
        No. 333-38349 on Form S-8, and
        No. 333-38353 on Form S-8

of our report dated January 23, 1998, relating to the consolidated statements of condition of Evergreen Bankcorp, Inc. and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1997, which report appears in the annual report on Form 10-K of Evergreen Bancorp, Inc. for the fiscal year ended December 31, 1997, which has been incorporated herein by reference

Albany, New York
January 13, 1999

                                                /s/ KPMG LLP